UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WORLD TROPHY OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-2190950
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4250 Production Court, Las Vegas, Nevada	89115
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. (

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 Par Value
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

World Trophy Outfitters, Inc. (the “Company”) authorized capital stock currently consists of of 100,000,000 shares of common stock, $.001 par value per share; and 10,000,000 shares of preferred stock, $.001 par value per share. The Company has no other authorized classes of common or preferred equity securities. As of the date of this filing, the Company had 11,259,000 shares of common stock outstanding and no shares of preferred stock outstanding.

The description of the common stock of the Company is set forth under the caption “Description of Securities “ in the Company’s Registration Statement on Form SB-2 (File No. 333-128532) as filed with the Securities and Exchange Commission on September 23, 2005, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3(i).1	Certificate of Incorporation (Incorporated by reference to Exhibit 3(i).1 of the Company’s registration statement on Form SB-2 filed on September 23, 2005, File No. 333-128532)
3(ii).1	Bylaws (Incorporated by reference to Exhibit 3(ii).1 of the Company’s registration statement on Form SB-2 filed on September 23, 2005, File No. 333-128532)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2007	WORLD TROPHY OUTFITTERS, INC. (Registrant) By /s/ Don Peay _ Don Peay President and Chief Executive Officer

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